                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                   FORM 8-K/A
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 31, 2001

                            Hanover Compressor Company
             (Exact name of registrant as specified in its charter)


       Delaware                      1-3071                    76-0625124
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)



                            12001 N. Houston Rosslyn
                              Houston, Texas 77086
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (281) 447-8787

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.


    (a)    Financial Statements of Business Acquired

               The audited historical combined balance sheet of the business acquired, Production Operators Corporation natural gas compression business, ownership interests in certain joint venture projects in South America, and related assets (collectively, "POI" and formerly the "Gas Compression Business of Schlumberger"), at December 31, 2000 and 1999 and combined statements of income and other comprehensive income and cash flows for the three years in the period ended December 31, 2000 are set forth as ATTACHMENT A and are included herein.

               The unaudited historical combined balance sheet at June 30, 2001 and the combined statements of operations and cash flows for the six months ended June 30, 2001 and 2000 are set forth as ATTACHMENT B and are included herein.

    (b)    Pro Forma Financial Information

               Pro forma financial information of Hanover Compressor Company and POI is set forth as ATTACHMENT C and is included herein.

    (c)    Exhibits

           23.1   Consent of Independent Accountants

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2001

                                        Hanover Compressor Company

                                        By:/s/ Michael J. McGhan
                                        --------------------------

                                        Michael J. McGhan
                                        President and Chief Executive Officer

                                                                    ATTACHMENT A

                           Gas Compression Business of
                              Schlumberger Limited
                          Combined Financial Statements
                        December 31, 2000, 1999 and 1998

                        Report of Independent Accountants

To the Management of
Schlumberger Limited

In our opinion, the accompanying combined balance sheet and the related combined statements of income and other comprehensive income, of owner's net investment and of cash flows present fairly, in all material respects, the financial position of the Gas Compression Business of Schlumberger Limited (the Company) at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




PRICEWATERHOUSECOOPERS LLP


Houston, Texas
September 7, 2001

Gas Compression Business of Schlumberger Limited
Combined Balance Sheet
December 31, 2000 and 1999
--------------------------------------------------------------------------------

(in thousands of dollars)                                                            2000            1999
                           Assets

Current assets:
  Cash and cash equivalents                                                       $   2,821       $   2,117
  Accounts receivable, net of allowance for
   doubtful accounts of $242 and $560, respectively                                  23,871          30,494
  Receivables from affiliates                                                         5,064               -
  Inventories                                                                        13,963          10,842
  Prepaid taxes                                                                       7,977           7,561
  Other current assets                                                               10,011          12,997
                                                                                  ---------       ---------
      Total current assets                                                           63,707          64,011
Property and equipment, net                                                         294,731         279,323
Long-term investments                                                               124,441          74,383
Other assets                                                                            925             980
                                                                                  ---------       ---------

      Total assets                                                                $ 483,804       $ 418,697
                                                                                  =========       =========

              Liabilities and Owner's Net Investment

Current liabilities:
  Accounts payable - trade                                                        $   7,051       $   5,235
  Payables to affiliates                                                            177,249         140,517
  Accrued liabilities                                                                17,610          18,036
  Income taxes payable                                                                3,179           1,821
                                                                                  ---------       ---------
      Total current liabilities                                                     205,089         165,609
Deferred income taxes                                                                32,269          29,663
                                                                                  ---------       ---------
      Total liabilities                                                             237,358         195,272
                                                                                  ---------       ---------
Commitments and contingencies (Note 11)
Owner's net investment                                                              246,871         223,802
Accumulated other comprehensive loss                                                   (425)           (377)
                                                                                  ---------       ---------
      Total owner's net investment                                                  246,446         223,425
                                                                                  ---------       ---------

      Total liabilities and owner's net investment                                $ 483,804       $ 418,697
                                                                                  =========       =========

   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Combined Statement of Income and Other Comprehensive Income
Years Ended December 31, 2000, 1999 and 1998

------------------------------------------------------------------------------------------------------------

(in thousands of dollars)                                           2000             1999             1998
Operating revenues:
 Compressor rentals                                              $ 122,047        $ 117,563        $ 106,586
 Equipment sales                                                    10,605           15,878           19,795
 Other                                                               6,924           12,177            7,684
                                                                 ---------        ---------        ---------
                                                                   139,576          145,618          134,065
                                                                 ---------        ---------        ---------
Operating expenses:
 Direct operating costs                                             68,985           66,895           55,550
 Cost of equipment                                                   9,144           13,054           16,071
 Depreciation and amortization                                      18,555           22,609           20,063
 Selling, general and administrative                                13,445           10,998            8,933
                                                                 ---------        ---------        ---------
                                                                   110,129          113,556          100,617
                                                                 ---------        ---------        ---------
Income from operations                                              29,447           32,062           33,448
Other income (expense):
 Interest                                                               15              168           (3,556)
 Other, net                                                          1,447            4,187            4,244
                                                                 ---------        ---------        ---------
Income before income taxes                                          30,909           36,417           34,136
Provision for income taxes                                         (11,952)         (10,937)         (12,408)
                                                                 ---------        ---------        ---------
Income from combined companies                                      18,957           25,480           21,728
Equity in earnings of long-term investments, net                     4,112            2,329            1,059
                                                                 ---------        ---------        ---------
Net income                                                          23,069           27,809           22,787
Other comprehensive loss, net of tax:
 Foreign currency translation adjustment                               (48)            (377)               -
                                                                 ---------        ----------       ---------

Other comprehensive income                                       $  23,021        $  27,432        $  22,787
                                                                 =========        =========        =========

   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Combined Statement of Owner's Net Investment
Years Ended December 31, 2000, 1999 and 1998

--------------------------------------------------------------------------------

(in thousands of dollars)             2000             1999            1998

Balance at beginning of year        $ 223,425        $ 195,993      $ 173,206

Net income                             23,069           27,809         22,787
Other comprehensive loss                  (48)            (377)             -
                                    ---------        ---------      ---------

Balance at end of year              $ 246,446        $ 223,425      $ 195,993
                                    =========        =========      =========

   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Combined Statement of Cash Flows
Years Ended December 31, 2000, 1999 and 1998

---------------------------------------------------------------------------------------------------------------

(in thousands of dollars)                                               2000             1999             1998
Cash flows from operating activities:-
 Net income                                                           $ 23,069         $ 27,809        $ 22,787
   Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                       18,555           22,609          20,063
    Equity in earnings of long-term investments, net                    (4,112)          (2,329)         (1,059)
    Distributions from long-term investments                             6,879              148               -
    Deferred income taxes                                                5,364            5,133           7,769
    Gain on sales of property and equipment, net          .             (1,461)          (1,439)         (3,574)
    Other, net                                                             (48)            (377)              -
    Changes in assets and liabilities:
      Accounts receivable                                                6,623           (8,032)         (3,063)
      Inventories                                                       (3,121)          (4,537)          4,597
      Other current assets                                               2,570           (4,191)         (4,497)
      Accounts payable - trade                                           1,816           (4,378)          4,086
      Payables to affiliates, net                                       31,668           55,977          31,762
      Accrued liabilities                                                 (426)           7,147          (4,123)
      Income taxes payable                                              (1,400)            (632)         (6,889)
                                                                      --------         --------        --------
       Net cash provided by operating activities                        85,976           92,908          67,859
                                                                      --------         --------        --------
Cash flows from investing activities:
 Capital expenditures                                                  (43,052)         (53,852)        (75,859)
 Proceeds from sales of property and equipment                          10,605            3,578          16,221
 Repayments of advances to long-term investments                        10,969           10,771          50,000
 Contributions to long-term investments                                (63,794)         (63,277)        (46,639)
                                                                      --------         --------        --------
       Net cash used in investing activities                           (85,272)        (102,780)        (56,277)
                                                                      --------         --------        --------
Net increase (decrease) in cash and cash equivalents                       704           (9,872)         11,582
Cash and cash equivalents at beginning of year                           2,117           11,989             407
                                                                      --------         --------        --------

Cash and cash equivalents at end of year                              $  2,821         $  2,117        $ 11,989
                                                                      ========         ========        ========

Supplemental disclosures of cash flow information:
 Cash paid during the year for income taxes                           $  7,136         $  6,147        $ 11,528
                                                                      ========         ========        ========

   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------
1.       Basis of Presentation

         Production Operators Corporation (POI) was founded in 1961 for the primary focus of originating the concept of contract gas compression services, which provided the energy industry with an alternative to operating gas compression. The Company has evolved into a highly focused energy services unit providing outsourcing specialty in gas compression project management and operation for worldwide clients engaged in gas gathering, injection, treating and processing applications. The Company offers all-inclusive gas handling services, which involve the engineering, fabrication, construction, installation, operation and maintenance of gas compression facilities. In May 1997, POI was acquired by Camco International Inc. (Camco). In August 1998, Camco was acquired by Schlumberger Technology Corporation (STC), a wholly-owned subsidiary of Schlumberger Limited (Schlumberger). The business combination was accounted for using the pooling-of-interests method. Accordingly, the historical-cost amounts of the assets and liabilities of POI have been retained. In December 2000, Schlumberger decided to exit the gas compression business. As such, the gas compression business included within POI has been offered for sale. The accompanying Combined Financial Statements present, in conformity with accounting principles generally accepted in the United States of America, the combined assets, liabilities, revenues and expenses related to the historical operations of the Gas Compression Business of Schlumberger (the Company or the Gas Compression Business).

         The accompanying Combined Financial Statements are presented on a carve-out basis and include the historical operations of the defined Company. Accordingly, Schlumberger's net investment in the Company (Owner's net investment) is shown in lieu of stockholder's equity in the Combined Financial Statements. The Combined Financial Statements included herein have been prepared from the Company's historical accounting records.

         The Combined Statement of Income and Other Comprehensive Income includes all revenues and costs directly attributable to the Company including costs for certain functions and services performed by centralized Schlumberger organizations and directly charged or allocated to the Company based on usage.

         All of the allocations and estimates in the Combined Financial Statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity.

2.       Accounting Policies

         Principles of Combination
         The accompanying Combined Financial Statements include the accounts of the Company (as defined). All significant intercompany accounts and transactions have been eliminated in combination. The equity method is used to account for investments in which the Company exerts significant influence.

         Revenue Recognition
         Revenues from compressor rentals are recognized as the rental services are performed.

         Revenues from equipment sales are recognized when legal title is transferred. During 1999 and 1998, the Company sold new equipment, which was not included in property and equipment, approximating $12,300 and $4,027, respectively. The Company recognized a related gain on these sales of approximately $1,385 and $150 for 1999 and 1998, respectively.

         Cash and Cash Equivalents
         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------
         In accordance with SFAS No. 95, Statement of Cash Flows, cash flows from the Company's operations in foreign countries are calculated based on their respective functional currencies. The effect of exchange rate changes on cash balances held in foreign currencies was not material in 2000, 1999 or 1998.

         Concentrations of Credit Risk
         Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company believes that the credit risk in temporary cash investments that the Company has with financial institutions is minimal. The Company's revenues are derived principally from sales to clients in the oil and gas industry, including sales to state-owned foreign operating entities. This industry concentration has the potential to impact the Company's exposure to credit risk, either positively or negatively, because clients may be similarly affected by changes in economic or other conditions. The credit-worthiness of this client base is strong and the Company has not experienced significant credit losses on its receivables.

         Inventories
         Inventories consist of (1) parts and supplies recorded at the lower of average cost or market, and (2) work in progress, which reflects the cost of materials and services related to construction activities. Cost is determined using the average cost method.

         Property and Equipment
         Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

                  Compression units                                 20 years
                  Furniture, fixtures and equipment                3-5 years
                  Buildings and land improvements                35-40 years
                  Pipelines and plants                               5 years

         During 2000, the Company changed its estimated useful lives for compression units from 10-12 years to 20 years. The change has been accounted for on a prospective basis. Depreciation and amortization expense decreased approximately $6,000 in 2000 as a result of the change.

         Major improvements that extend the useful life of an asset are capitalized. Maintenance and repair costs are expensed as incurred. When properties and equipment are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized.

         Long-Lived Assets
         The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. If an impairment loss exists, the resulting write-down would be the difference between fair market value and the related net book value. There were no impairments recorded in 2000, 1999 or 1998.

         Income Taxes
         The Company's operating results historically have been included in Schlumberger's consolidated US and state income tax returns and in tax returns of Schlumberger's foreign subsidiaries. The provision for income taxes reflected in the Company's Combined Financial Statements has been determined on a separate return basis.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

         Taxes on income are computed in accordance with the tax rules and regulations of the taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. Taxable income may differ from pre-tax income for financial accounting purposes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

         Foreign Currency Translation
         The financial statements of subsidiaries outside the U.S., except those located in highly inflationary economies, are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The resulting gains and losses from the translation of accounts are included in accumulated other comprehensive income. For subsidiaries located in highly inflationary economies, transaction gains and losses are included in net income.

         Other Comprehensive Income
         Components of other comprehensive income are net income and all changes in equity during a period except those resulting from transactions with owners. Accumulated other comprehensive loss, which is a component of owner's net investment, consists solely of the foreign currency translation adjustment.

         Fair Value of Financial Instruments
         The Company's financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of these items approximate fair value because of their short-term maturities.

         Use of Estimates
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.

         Recently Issued Accounting Pronouncement
         In June 2001, the FASB issued SFAS No. 141, Business Combinations (SFAS
         141), SFAS No. 142, Goodwill and Other Intangible Assets (SFAS 142), and SFAS No. 143, Accounting for Assets Retirement Obligations (SFAS
         143). SFAS 141 addresses financial accounting and reporting for business combinations. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS 143 addressed financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Management believes that the adoption of SFAS 141, SFAS 142 and SFAS 143 will not have a significant effect on the Company's financial position, results of operations or cash flows.

         In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value will be recorded each period in either current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and if so, the type of hedge transaction. SFAS 133, as amended by SFAS 137 and SFAS 138, is effective for fiscal years beginning after June 15, 2000.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

        The adoption of SFAS 133 will not have a significant effect on the Company's financial position, results of operations or cash flows.

3.      Inventories

        Inventories at December 31, 2000 and 1999 consisted of the following:

                                                  2000             1999

        Parts and supplies                     $ 11,844         $  8,560
        Work in progress                          2,119            2,282
                                               --------         --------

                                               $ 13,963         $ 10,842
                                               ========         ========



4.      Property and Equipment

        Property and equipment at December 31, 2000 and 1999 consisted of the following:

                                                  2000             1999

        Compression units                      $420,657         $398,349
        Furniture, fixtures and equipment        13,148           11,751
        Building and land improvements            9,817            9,745
        Pipelines and plants                      1,597            4,952
        Land                                        436              436
                                               --------         --------
                                                445,655          425,233
        Accumulated depreciation               (150,924)        (145,910)
                                               --------         --------

        Net property and equipment             $294,731         $279,323
                                               ========         ========

        Assets under construction of $39,927 and $52,504 are included in compression units at December 31, 2000 and 1999, respectively. Depreciation expense totaled $18,500, $22,554 and $20,005 for the years ended December 31, 2000, 1999 and 1998, respectively.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

5.   Long-Term Investments

     Long-term investments consisted of the following amounts:

                                            Wilpro-       Wilpro-      Wilpro-
                                           Pigap II     El Furrial      Guara        Simco       Equipo      Total
     Investment at December 31, 1997                     $ 21,998                                           $ 21,998
     1998 contributions                                    41,015      $ 3,600      $  2,024                  46,639
     Repayment of advances                                (50,000)                                           (50,000)
     Equity income (loss)                                     962                       (270)   $   367        1,059
                                                         ---------     --------     ---------   --------    ---------
     Investment at December 31, 1998                       13,975        3,600         1,754        367       19,696
     1999 contributions                    $ 41,941         7,866        1,932        11,538                  63,277
     1999 distributions                                                                            (148)        (148)
     Repayment of advances                   (3,600)                                  (7,171)                (10,771)
     Equity income (loss)                                   1,492          (25)          492        370        2,329
                                           ---------     ---------     --------     ---------   --------    ---------
     Investment at December 31, 1999         38,341        23,333        5,507         6,613        589       74,383
     2000 contributions                      42,885         6,563                     14,346                  63,794
     2000 distributions                                    (6,380)                                 (499)      (6,879)
     Repayment of advances                                 (4,579)                    (6,390)                (10,969)
     Equity income (loss)                      (153)        3,614         (324)          747        228        4,112
                                           ---------     ---------     --------     ---------   --------    ---------

     Investment at December 31, 2000       $ 81,073      $ 22,551      $ 5,183      $ 15,316    $   318     $124,441
                                           =========     =========     ========     =========   ========    =========

          The investments in joint ventures are accounted for using the equity method of accounting as the Company has the ability to exercise significant influence over each joint venture. The Company's ownership interest and the location of each joint venture is as follows:

                                                  Ownership
                                                   Interest        Location

          Wilpro - Pigap II                         30.0%          Venezuela
          Wilpro - El Furrial                       33.3%          Venezuela
          Wilpro - Guara                            50.0%          Venezuela
          Simco                                     35.5%          Venezuela
          Equipo                                    16.0%          Colombia

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

6.   Accrued Liabilities

     Accrued liabilities at December 31, 2000 and 1999 consisted of the following:

                                                   2000             1999

     Accrued salaries and benefits               $  8,154         $  3,658
     Deferred income                                1,848            2,796
     State and local taxes                          3,929            5,528
     Cash overdrafts                                1,971            1,364
     Other accrued liabilities                      1,708            4,690
                                                 --------         --------

                                                 $ 17,610         $ 18,036
                                                 ========         ========



7.   Income Taxes

     The components of income before income taxes for the years ended December 31, 2000, 1999 and 1998 were as follows:

                                          2000             1999           1998

     Domestic                           $ 30,546        $ 29,830       $ 27,349
     Foreign                                 363           6,587          6,787
                                        ---------       ---------      ---------

                                        $ 30,909        $ 36,417       $ 34,136
                                        =========       =========      =========


          The provision for income taxes for the years ended December 31, 2000, 1999 and 1998 consisted of the following:

                                              2000          1999           1998

     Current tax expense:
       Federal                              $  5,479      $  3,791      $  3,267
       State                                     352           213           349
       Foreign                                   757         1,800         1,023
                                            --------      --------      --------
           Total current                       6,588         5,804         4,639
                                            --------      --------      --------
     Deferred tax expense:
       Federal                                 5,040         4,863         7,384
       State                                     324           270           385
                                            --------      --------      --------
           Total deferred                      5,364         5,133         7,769
                                            --------      --------      --------

           Total provision                  $ 11,952      $ 10,937      $ 12,408
                                            ========      ========      ========

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

          The income tax expense for 2000, 1999 and 1998 resulted in effective tax rates of 38.7%, 30.0% and 36.3%, respectively. The reasons for the differences between these effective tax rates and the U.S. statutory rate of 35% for the years ended December 31, 2000, 1999 and 1998 are as follows:

                                                    2000      1999       1998

     Federal income tax at statutory rates       $ 10,818   $ 12,746   $ 11,951
     State income taxes, net of federal income
       tax benefit                                    676        484        734
     Impact of foreign operations                     528     (1,021)      (346)
     Other, net                                       (70)    (1,272)        69
                                                 --------   --------   --------

                                                 $ 11,952   $ 10,937   $ 12,408
                                                 ========   ========   ========



     Deferred tax liabilities at December 31, 2000 and 1999 are comprised of the following:

                                                       2000             1999

     Deferred tax assets:
       Receivables                                   $  3,042        $  3,243
       Employee related accruals                        2,059           1,228
       Inventory                                          743             540
                                                     --------        --------
     Gross deferred tax assets                          5,844           5,011
                                                     --------        --------
     Deferred tax liabilities:
       Property and equipment                         (37,795)        (34,288)
       Other                                             (318)           (386)
                                                     --------        --------
     Gross deferred tax liabilities                   (38,113)        (34,674)
                                                     --------        --------

                                                     $(32,269)       $(29,663)
                                                     ========        ========


     The Company has not recorded a deferred income tax liability for additional income taxes that would result from the distribution of earnings of its foreign subsidiaries if they were actually repatriated. The Company intends to indefinitely reinvest the undistributed earnings of its foreign subsidiaries.

8.   Pension and Other Benefit Plans

     Thrift Plan
     POI had a contributory thrift plan (401(k) savings plan) under which eligible employees were allowed to contribute a percentage of compensation, subject to IRS and plan limitations. The plan provided for matching contributions. The Company's matching contributions to this plan for the years ended December 31, 2000, 1999 and 1998 were $1,651, $327 and $301, respectively.

     Employee Stock Ownership Plan

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

         In July 1993 the POI Board of Directors authorized a loan to the Employee Stock Ownership Plan (ESOP) for the purchase by the ESOP of up to 200,000 shares of Production Operators Corp common stock. As discussed in Note 1, POI was acquired by STC in August 1998. As a result of this acquisition, POI terminated the ESOP on September 30, 1998 and participant balances were transferred to the 401(k) Savings Plan as of this date. The amount contributed to the ESOP by the Company for the nine months ended September 30, 1998 was approximately $1,176 and is included within the Company's Statement of Income and Other Comprehensive Income.

         US Pension Plans
         Schlumberger and its US subsidiaries sponsor several defined benefit pension plans that cover substantially all of the employees of the Gas Compression Business. Substantially all of the Gas Compression Business employees began participation in the Schlumberger pension plans on October 1, 1998 as a result of the acquisition of Camco by STC (see Note 1). The benefits are based on years of service and compensation on a career-average pay basis. These plans are fully funded with a trustee in respect to past and current service. Charges to expense are based upon costs computed by independent actuaries. The funding policy is to annually contribute amounts that are allowable for federal income tax purposes. These contributions are intended to provide for benefits earned to date and those expected to be earned in the future.

         The assumed discount rate, compensation increases and return on plan assets used to determine pension expense in 2000 were 7.75%, 4.5% and 9%, respectively. In 1999, the assumptions were 7.0%, 4.5% and 9%, respectively.

         Net pension cost allocated to the Company in the US for 2000 and 1999 included the following components:

                                                           2000          1999

         Service cost - benefits earned
           during the period                              $ 1,146       $ 1,286
         Interest cost on projected benefit obligation        118             -
         Amount of loss recognized                              6             -
                                                          -------       -------

         Net pension cost                                 $ 1,270       $ 1,286
                                                          =======       =======

         Net pension cost for the period from October 1, 1998 to December 31, 1998 was approximately $330.

         Effective January 1, 2000, Schlumberger and its subsidiaries amended their pension plans to improve retirement benefits for active employees.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------
         The change in the projected benefit obligation, plan assets and funded status of the plans on December 31, 2000 and 1999, was as follows:

                                                                 2000             1999
         Projected benefit obligation at beginning
           of the year                                          $ 1,524        $       -
         Service cost                                             1,146            1,286
         Interest cost                                              118                -
         Actuarial losses                                           134              238
                                                                -------        ---------

         Projected benefit obligation at end of the year        $ 2,922        $   1,524
                                                                =======        =========

         Plan assets at market value at end of the year         $     -        $       -
                                                                =======        =========

         Excess of assets over projected
           benefit obligation                                   $(2,922)       $  (1,524)
         Unrecognized net loss                                      366              238
                                                                -------        ---------
         Pension liability                                      $(2,556)       $  (1,286)
                                                                =======        =========

         The assumed discount rate, the rate of compensation increases and the expected long-term rate of return on plan assets used to determine the projected benefit obligation were 7.5%, 4.5% and 9%, respectively, in 2000, and 7.75%, 4.5% and 9%, respectively, in 1999.

         Non-US Pension Plans

         Outside the US, subsidiaries of Schlumberger sponsor several defined benefit and defined contribution plans that cover substantially all employees who are not covered by statutory plans. For defined benefit plans, charges to expense are based upon costs computed by independent actuaries. These plans are substantially fully funded with trustees in respect to past and current service.

         None of the non-US defined benefit plans are significant.

         Other Deferred Benefits

         In addition to providing pension benefits, Schlumberger and its subsidiaries have other deferred benefit programs. Expenses allocated to the Company for these programs were $718, $218 and $200 in 2000, 1999 and 1998, respectively.

         Health Care Benefits

         Schlumberger and its US subsidiary provide health care benefits for certain active employees. The cost of providing these benefits is recognized by the Company as expense when incurred and aggregated $2,715, $2,074 and $1,904 in 2000, 1999 and 1998, respectively. Outside the US, such benefits are mostly provided through government-sponsored programs.

         Postretirement Benefits Other Than Pensions

         Schlumberger provides certain health care benefits to former employees who have retired under the US pension plans.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

        The principal actuarial assumptions used to measure costs were a discount rate of 7.75% in 2000 and 7.0% in 1999. The overall medical cost trend rate assumption beginning December 31, 1996, was 9% graded to 5% over the next six years and 5% thereafter. Previously the overall assumption had been 10% graded to 6% over the next six years and 6% thereafter.

        Net periodic postretirement benefit cost allocated to the Company in the US for 2000 and 1999, included the following components:

                                                                 2000         1999
        Service cost - benefits earned during the period       $    472     $    491
        Interest cost on accumulated postretirement
          benefit obligation                                        456          382
        Amount of prior service cost recognized                     510          510
                                                               --------     --------

                                                               $  1,438     $  1,383
                                                               ========     ========

        The change in accumulated postretirement benefit obligation, plan assets and funded status on December 31, 2000 and 1999 was as follows:

                                                                 2000         1999
        Accumulated postretirement benefit obligation
          at beginning of the year                             $  5,881     $  5,464
        Service cost                                                472          491
        Interest cost                                               456          382
        Actuarial (gains) losses                                    330         (456)
                                                               --------     --------

        Accumulated postretirement benefit obligation at
          end of year                                          $  7,139     $  5,881
                                                               ========     ========

        Plan assets at market value at end of the year         $      -     $      -
                                                               --------     --------

        Excess of assets over benefit obligation                 (7,139)      (5,881)
        Unrecognized net gain                                      (126)        (456)
        Unrecognized prior service cost                           4,444        4,954
                                                               --------     --------

        Postretirement benefit liability at end of year        $ (2,821)    $ (1,383)
                                                               ========     ========

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

         The components of the accumulated postretirement benefit obligation on December 31, 2000 and 1999 were as follows:

                                                                2000     1999

         Fully eligible                                        $2,448  $ 2,199
         Actives                                                4,691    3,682
                                                               ------  -------
                                                               $7,139  $ 5,881
                                                               ======  =======



         The assumed discount rate used to determine the accumulated postretirement benefit obligation was 7.5% for 2000 and 7.75% for 1999.

         If the assumed medical cost trend rate was increased by one percentage point, service cost in 2000 would have been $601, interest cost in 2000 would have been $555 and the accumulated postretirement benefit obligation would have been $8,746 on December 31, 2000.

         If the assumed medical cost trend rate was decreased by one percentage point, service cost in 2000 would have been $375, interest cost in 2000 would have been $378 and the accumulated postretirement benefit obligation would have been $5,886 on December 31, 2000.

9.       Stock Compensation Plans

         As of December 31, 2000, Schlumberger had two types of stock-based compensation plans, which are described below. Employees of the Company participated in both types of plans. Schlumberger applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans and its stock purchase plan. Had compensation cost for the stock-based Schlumberger plans been determined based on the fair value at the grant dates for awards under those plans, consistent with the method of SFAS 123, the Company's net income would have been the pro forma amounts indicated below:

                                                               2000      1999
          Net income:
            As reported                                      $ 23,069  $ 27,809
            Pro forma                                        $ 22,853  $ 27,659



         The Company maintained an incentive stock option plan (POI Stock Option
         Plan) for its officers and key employees prior to its acquisition by STC (see Note 1). Beginning January 1, 1999, employees of the Company were allowed to participate in Schlumberger's stock-based compensation plans and the options outstanding under the POI Stock Option Plan were converted into options to purchase Schlumberger common stock. The information necessary to calculate the pro-forma effect had compensation cost been determined based on the fair value at the grant dates for awards issued under the POI Stock Option Plan for the year ended December 31, 1998 is not available.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

         Stock Option Plans

         During 2000 and 1999 and in prior years, officers and key employees of the Company were granted stock options under Schlumberger stock option plans. For all of the stock options granted, the exercise price of each option equals the market price of Schlumberger stock on the date of grant; an option's maximum term is ten years, and options generally vest in 20% increments over five years.

         As required by SFAS 123, the fair value of each grant is estimated on the date of grant using the multiple option Black-Scholes option-pricing model with the following weighted-average assumptions used for 2000 and 1999: dividend of $0.75; expected volatility of 30% - 33% for 2000 grants, 28% - 30% for 1999 grants; risk-free interest rates for the 2000 grants of 5.69% - 6.72% for the 2000 grants to all other employees; risk-free interest rates for the 1999 grants of 5.61%
         - 6.25% for the 1999 grants to all other employees; and expected option lives of 5.49 years for other employees for 2000 grants and 5.28 years for other employees for 1999 grants.

         A summary of the status of the Schlumberger stock option plans as they relate to the Company as of December 31, 2000 and 1999, and changes during the years ending on those dates is presented below (actual amounts):

                                                          2000               1999/1/
                                                  --------------------- ------------------
                                                             Weighted-           Weighted-
                                                              average            average
                                                              exercise           exercise
Fixed Options                                       Shares     price     Shares    price
Outstanding at beginning of year                    320,255   $ 32.01   377,300  $ 26.75

Granted                                              33,000   $ 81.66    43,678  $ 55.10
Exercised                                          (186,709)  $ 19.66   (80,297) $ 16.63
Forfeited                                            (7,615)  $ 46.28   (20,426) $ 45.28
                                                  ---------             -------

Outstanding at year-end                             158,931   $ 56.13   320,255  $ 32.01
                                                  =========             =======

Options exercisable at year-end                      63,247             225,298
Weighted-average fair value of
  options granted during the year                 $   30.44             $ 18.03

/1/ Shares and exercise price have been restated to reflect adjustments made as a result of the spin-off of Sedco Forex, in accordance with EITF Issue 90-9, "Charges to Fixed Employee Stock Option Plans as Result of Equity Restructuring."

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

         The following table summarizes information concerning currently outstanding and exercisable options by three ranges of exercise prices on December 31, 2000 (actual amounts):

                                                Options outstanding               Options exercisable
                                       ---------------------------------------  ----------------------
                                                      Weighted-
                                         Number        average     Weighted-      Number     Weighted-
                                       outstanding    remaining     average     exercisable   average
                                          as of      contractual    exercise      as of       exercise
                                        12/31/00        life         price       12/31/00      price
Range of exercise prices

$  3.83 - $ 38.47                        30,147         5.31        $ 27.71       24,949     $ 27.65
$ 42.17 - $ 71.32                        89,392         7.83        $ 55.61       34,008     $ 55.73
$ 73.03 - $ 82.35                        39,392         9.25        $ 82.12        4,290     $ 82.35
                                       --------                                  -------

                                        158,931         7.71        $ 56.13       63,247     $ 46.46
                                       ========                                  =======


         Employee Stock Purchase Plan

         Under the Schlumberger Discounted Stock Purchase Plan, Schlumberger is authorized to issue up to 22,012 shares of common stock to its employees. Under the terms of the Plan, employees can choose each year to have up to 10% of their annual earnings withheld to purchase Schlumberger common stock. The purchase price of the stock is 85% of the lower of its beginning or end of the Plan year market price. Under the Plan, Schlumberger sold 1,431 and 1,325 shares to employees in 2000 and 1999, respectively. Compensation cost has been computed for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 2000 and 1999: Dividend of $0.75; expected life of one year; expected volatility of 38% for 2000 and 40% for 1999; and risk-free interest rates of 5.71% for 2000 and 5.33% for 1999. The weighted-average fair value of those purchase rights granted in 2000 and 1999 was $23 and $20, respectively.

10.      Related Party Transactions

         See Note 5 for related party investments.

         For the years ended December 31, 2000 and 1999, the Combined Financial Statements include allocations of certain corporate expenses, including centralized research and engineering, legal, accounting, employee benefits, real estate, insurance services, information technology services, treasury and other corporate and infrastructure costs. These allocations are from various corporate entities existing within Schlumberger. These allocations have been determined on bases that Schlumberger and the Company consider to be a reasonable reflection of the utilization of services provided or the benefit received by the Company. The allocation methods include relative sales, headcount, square footage, transaction processing costs, adjusted operating expenses and others. These allocations resulted in charges of $3,533 and $564 being recorded in the Company's results of operations for 2000 and 1999, respectively. There were no allocations of corporate expenses for the year ended December 31, 1998.

         For the year ended December 31, 1998, the Company was charged interest on their outstanding payable balance to Camco in the amount of $3,556, which is included in the Company's results of operations. There were no outstanding payable balances with Camco in 1999 or 2000.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
Years Ended December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

         In certain countries, the Company participates in Schlumberger's centralized treasury and cash processes. In these countries, cash is managed either through zero balance accounts or an interest-bearing offsetting mechanism. The net payables to affiliates balance on the accompanying combined balance sheet includes borrowings from and advances to the Schlumberger centralized cash pool.

         The net payables to affiliates balances included in the combined balance sheet includes amounts arising from intercompany transactions entered into by the Company to settle outstanding intercompany receivables and payables with other Schlumberger entities.

         In certain countries, there are formal tax sharing arrangements between the Company and the respective entity of Schlumberger. In certain countries, the Company is a division of the Schlumberger legal entity that is the ultimate tax payer in that jurisdiction.

11.      Commitments and Contingencies

         Rent expense for 2000, 1999 and 1998 was approximately $2,278, $1,690 and $1,607, respectively. Commitments for future minimum rental payments are $1,637, $938, $331, $13 and $8 for 2001, 2002, 2003, 2004
         and 2005, respectively.

         In the ordinary course of business, the Company is involved in various pending or threatened legal actions. While management is unable to predict the ultimate outcome of these actions, it believes that any ultimate liability arising from these actions will not have a material adverse effect on its combined financial position, operating results or cash flows.

         The Company has no commitments or contingent liabilities which, in the judgment of management, would result in losses that would materially affect its combined financial position, operating results or cash flows.

12.      Subsequent Event

         On August 31, 2001, the Company was acquired by Hanover Compressor Company (Hanover).

                                                                    ATTACHMENT B

Gas Compression Business of Schlumberger Limited
Combined Balance Sheet
June 30, 2001 and December 31, 2000
(unaudited)

(in thousands of dollars)

                                                                                      June 30,         December 31,
                                                                                        2001              2000
                                                                                  --------------     ---------------

Assets

Current Assets:
           Cash and cash equivalents                                                  $   3,237           $   2,821
           Accounts receivable, net of allowance for
             doubtful accounts of $181 and $242, respectively                            24,572              23,871
           Receivables from affiliates                                                    5,579               5,064
           Inventories                                                                   18,203              13,963
           Prepaid taxes                                                                  7,745               7,977
           Other current assets                                                           8,438              10,011
                                                                                  --------------     ---------------
                          Total current assets                                           67,774              63,707

           Property and equipment, net                                                  334,662             294,731
           Long-term investments                                                        134,596             124,441
           Other assets                                                                   1,387                 925
                                                                                  --------------     ---------------

                          Total assets                                                $ 538,419           $ 483,804
                                                                                  ==============     ===============


                 Liabilities and Owner's Net Investment

Current liabilities:
           Accounts payable - trade                                                      $7,588              $7,051
           Payables to affiliates, net                                                  210,903             177,249
           Accrued liabilities                                                           21,348              17,610
           Income taxes payable                                                           1,610               3,179
                                                                                  --------------     ---------------
                          Total current liabilities                                     241,449             205,089

           Deferred taxes on income                                                      36,423              32,269
                                                                                  --------------     ---------------
                          Total liabilities                                             277,872             237,358

           Commitments and contingencies

           Owner's net investment                                                       261,151             246,871
           Accumulated other comprehensive income (loss)                                  (604)               (425)
                                                                                  --------------     ---------------
                          Total owner's net investment and
                             accumulated other comprehensive loss                       260,547             246,446
                                                                                  --------------     ---------------
                          Total liabilities and owner's net investment                $ 538,419           $ 483,804
                                                                                  ==============     ===============


   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Combined Statement of Income and Other Comprehensive Income
For the six month period ended June 30, 2001 and 2000
(unaudited)

(in thousands of dollars)
                                                      Six Months Ended June 30,
                                                          2001          2000
Operating revenues:
           Compressor Rentals                          $ 67,664       $ 60,169
           Equipment Sales                                2,433          7,936
           Other                                          4,044          3,634
                                                      ----------   ------------
                                                         74,141         71,739

Operating expenses:
           Direct operating costs                        39,185         33,473
           Cost of equipment                              2,127          6,548
           Depreciation and amortization                  9,104         10,590
           Selling, general and administrative            6,053          6,770
                                                      ----------   ------------
                                                         56,469         57,381
                                                      ----------   ------------
Income from operations                                   17,672         14,358

Other income (expense):
           Interest                                          27              4
           Other, net                                       693            829
                                                      ----------   ------------
Income before income taxes                               18,392         15,191

Provision for income taxes                               (7,118)        (5,879)
                                                      ----------   ------------
Income from combined companies                           11,274          9,312

Equity in earnings of long-term investments, net          3,006          1,478
                                                      ----------   ------------
Net income                                               14,280         10,790

Other comprehensive loss, net of tax:

           Foreign currency translation                    (179)             -
           adjustment
                                                      ----------   ------------

Other comprehensive income                             $ 14,101       $ 10,790
                                                      ==========   ============



   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Combined Statement of Cash Flows
For the six month period ended June 30, 2001 and
2000
(unaudited)

(in thousands of dollars)

                                                                        For the Six Months
                                                                          Ended June 30,
                                                                         2001        2000
                                                                      ---------   ---------
Cash flows from operating activities:
     Net Income                                                       $ 14,280    $ 10,790
         Adjustments to reconcile to net income to net cash
           provide by operating activities:
            Depreciation and amortization                                9,104      10,590
            Equity in earnings of long-term investments, net            (3,006)     (1,478)
            Distributions from long-term investments                     6,330       3,488
            Deferred income taxes                                        4,154       9,304
            Gain on sales of property and equipment, net                  (306)     (1,388)
            Other, net                                                    (179)          -
            Changes in assets and liabilities:
               Accounts receivable                                        (701)      4,942
               Receivables from affiliates                                (515)     (2,518)
               Inventories                                              (4,240)     (7,803)
               Prepaid taxes                                               232       1,486
               Other current assets                                      1,573       3,179
               Other assets                                               (490)          -
               Accounts payable - trade                                    537        (372)
               Payables to affiliates, net                              33,654      14,911
               Accrued liabilities                                       3,738        (918)
               Income taxes payable                                     (1,569)     (1,653)
                                                                      ---------   ---------
                 Net cash provided by operating activities              62,596      42,560
                                                                      ---------   ---------

Cash flows from investing activities:
     Capital expenditures                                              (51,134)    (13,390)
     Proceeds from sales of property and equipment                       2,433       7,936
     Contributions to long-term investments                            (13,479)    (37,713)
                                                                      ---------   ---------
                 Net cash used in investing activities                 (62,180)    (43,167)
                                                                      ---------   ---------

Net increase (decrease) in cash and cash equivalents                       416        (607)
Cash and cash equivalents at beginning of period                         2,821       2,117
                                                                      ---------   ---------

Cash and cash equivalents at end of period                            $  3,237    $  1,510
                                                                      ---------   ---------



   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Combined Statement of Owner's Net Investment
For the six month period ended June 30, 2001 and the year ended December 31, 2000
(unaudited)

(in thousands of dollars)


                                             Six Months      Year Ended
                                           Ended June 30,   December 31,
                                                2001           2000
                                           --------------  -------------

Balance at beginning of period                $246,446       $223,425

Net income                                      14,280         23,069
Other comprehensive income (loss)                 (179)           (48)
                                             ----------   ------------

Balance at end of period                      $260,547       $246,446
                                             ----------   ------------



   The accompanying notes are an integral part of these financial statements.

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
(in thousands of dollars)
--------------------------------------------------------------------------------


1.       Basis of Presentation

         The accompanying unaudited combined financial statements of the Gas Compression Business of Schlumberger Limited (the Company or the Gas Compression Business) included herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations to which the Company is subject. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is the opinion of management that the information furnished includes all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the financial position, results of operations, and cash flows of the Company for the periods indicated. The combined financial statement information included herein should be read in conjunction with the audited combined financial statements for the years ended December 31, 2000, 1999 and 1998. These interim results are not necessarily indicative of results for a full year.

2.       Inventories

         Inventories at June 30, 2001 and December 31, 2000 consisted of the following:

                                    June 30,      December 31,
                                      2001           2000

         Parts and Supplies         $12,337        $11,844
         Work in progress             5,866          2,119
                                    ----------------------
                                    $18,203        $13,963
                                    ======================

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
(in thousands of dollars)
--------------------------------------------------------------------------------

3.       Property and Equipment

         Property and equipment at June 30, 2001 and December 31, 2000 consisted of the following:

                                                   June 30,     December 31,
                                                     2001           2000

         Compression Units                        $ 468,766     $ 420,657
         Furniture, fixtures and equipment           13,581        13,148
         Building and land improvements               9,929         9,817
         Pipelines and plants                         1,597         1,597
         Land                                           436           436
                                                  -----------------------
                                                    494,309       445,655
         Accumulated Depreciation                  (159,647)     (150,924)
                                                  -----------------------
         Net Property and equipment               $ 334,662     $ 294,731
                                                  =======================

         Assets under construction of $57,684 and $39,927 are included in compression units at June 30, 2001 and December 31, 2000, respectively.

4.       Long-Term Investments

         Long-term investments consisted of the following amounts:

                                           Wilpro-       Wilpro-     Wilpro-
                                           Pigap II    El Furrial     Guara      Simco      Equipo      Total
Investment at December 31, 2000            $81,073     $22,551       $5,183    $15,316      $ 318    $124,441
2001 Contributions                          12,300       1,179                                         13,479
2001 Distributions                                      (6,000)                              (330)     (6,330)
Equity Income (loss)                          (622)      2,508          117        991         12       3,006
                                           ------------------------------------------------------------------

Investment at June 30, 2001                $92,751     $20,238       $5,300    $16,307      $   -    $134,596
                                           ==================================================================

Gas Compression Business of Schlumberger Limited
Notes to Combined Financial Statements
(in thousands of dollars)
--------------------------------------------------------------------------------


         The investments in joint ventures are accounted for using the equity method of accounting as the Company has ability to exercise significant influence over each joint venture. The Company's ownership interest and the location of each joint venture is as follows:

                                          Ownership
                                          Interest       Location

         Wilpro - Pigap II                  30.0%       Venezuela
         Wilpro - El Furrial                33.3%       Venezuela
         Wilpro - Guara (1)                 50.0%       Venezuela
         Simco                              35.5%       Venezuela
         Equipo (2)                          0.0%        Colombia

        (1) During the third quarter of 2001, the Company entered into an agreement to purchase the remaining 50% interest in Wilpro Energy Services (Guara) Limited.

        (2) During the second quarter of 2001, the Company sold their interest in the Equipo joint venture.


5.       Accrued Liabilities

         Accrued liabilities at June 30, 2001 and December 31, 2000 consisted of the following:

                                                    June 30,     December 31,
                                                      2001           2000

         Accrued salaries and benefits              $ 9,472        $ 8,154
         Deferred income                              3,310          1,848
         State and local taxes                        3,323          3,929
         Cash overdrafts                              1,834          1,971
         Other accrued liabilities                    3,409          1,708
                                                    ----------------------

                                                    $21,348        $17,610
                                                    ======================

                                                                 ATTACHMENT C

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
OF HANOVER COMPRESSOR COMPANY
(UNAUDITED)

         On August 31, 2001, Hanover Compressor Company ("Hanover") acquired the Production Operators Corporation natural gas compression business, ownership interests in certain joint venture projects in South America, and related assets (collectively, "POI " and formerly "The Gas Compression Business of Schlumberger") from Schlumberger for $761 million in cash, common stock and indebtedness, subject to certain post-closing adjustments pursuant to the purchase agreement (the "POI Acquisition"). The POI Acquisition was accounted for as a purchase and will be included in Hanover's financial statements commencing on September 1, 2001.

         In September 2000, Hanover acquired the compression services division of Dresser-Rand Company ("CSD-DR ") from Ingersoll-Rand Company for approximately $177 million of the Company's common stock and cash, subject to certain post-closing adjustments pursuant to the acquisition agreement which to date have resulted in an increase in the purchase price to approximately $194 million due to the increase in net assets acquired (the "DR Acquisition "). The DR Acquisition was accounted for as a purchase and the results of operations for the acquired business have been included in Hanover's historical financial statements commencing September 1, 2000. The pro forma financial data is not adjusted to reflect the pro forma effect of Hanover's acquisitions of Applied Process Solutions, Inc., completed in June 2000, PAMCO Services International, completed in July 2000, or OEC Compression Corporation, completed in March 2001, none of which are significant, either individually or in the aggregate.

         In addition, on August 30, 2001, Hanover completed two sale-leaseback transactions totaling $567 million (the "Sale-leaseback Transactions"). Under the terms of the transactions, Hanover Equipment Trust 2001A and Hanover Equipment Trust 2001B (the "Issuers") purchased equipment from Hanover that was then leased back to Hanover pursuant to two operating leases for a 7-year period and a 10-year period, respectively. The equipment will continue to be deployed in Hanover's normal operations. Hanover used approximately $305 million of the proceeds of the sale to fund the cash portion of the POI Acquisition from Schlumberger and to pay expenses of the acquisition and the sale-leaseback transaction and $200 million of the proceeds to exercise its equipment purchase option under an existing operating lease entered into in 1998. Hanover intends to use the remaining $62 million of the proceeds for general corporate purposes.

         The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 2001 has been prepared as if the POI Acquisition, the sale of equipment and exercise of Hanover's equipment purchase option under the existing operating lease (collectively, the "Transactions") were consummated as of June 30, 2001. The accompanying unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 present the pro forma results of operations of Hanover as if the DR Acquisition and the Transactions had occurred on January 1, 2000.

         The accompanying unaudited pro forma combined condensed balance sheet and statements of operations should be read in conjunction with Hanover's Consolidated Financial Statements and related notes thereto for the year ended December 31, 2000 included in the Hanover's Annual Report on Form 10-K and Hanover's Quarterly Report on Form 10-Q for the six months ended June 30, 2001; POI's combined financial statements for the year ended December 31, 2000 and the six months ended June 30, 2001 (filed herewith); and CSD-DR's combined financial statements for the year ended December 31, 1999 and the six months ended June 30, 2000, included in Hanover's Current Report on Form 8-K/A dated November 13, 2000.

              Unaudited Pro Forma Combined Condensed Balance Sheet

                               As Of June 30, 2001

                      (in thousands, except share amounts)


                                                                             Historical                   Pro Forma
                                                                       ----------------------    ------------------------------
         ASSETS                                                                                      POI                Hanover
                                                                         Hanover        POI      Adjustments           Combined
                                                                       ---------      --------   -----------          ----------
Current assets:
    Cash and cash equivalents                                          $   33,284     $  3,237   $  (3,237) (1)       $  111,684
                                                                                                  (270,000) (2)
                                                                                                   548,400  (3)
                                                                                                  (200,000) (4)
    Accounts receivable, net                                              258,299       24,572                           282,871
    Accounts receivable, affiliate                                                       5,579      (5,579) (5)
    Inventory                                                             184,675       18,203        (575) (5)          202,303
    Costs and estimated earnings in excess of billings
        on uncompleted contracts                                           78,183                                         78,183
    Prepaid taxes                                                          20,823        7,745                            28,568
    Other current assets                                                   22,556        8,438         (18) (5)           30,976
                                                                       ----------     --------   ---------            ----------
        Total current assets                                              597,820       67,774      68,991               734,585

 Property, plant and equipment, net                                       813,561      334,662    (334,662) (6)          920,241
                                                                                                   489,000  (6)
                                                                                                   200,000  (4)
                                                                                                   (41,978) (4)
                                                                                                  (540,342) (3)
 Goodwill, net                                                            177,029                   31,962  (7)          208,991
 Intangible and other assets                                               68,597      135,983        (500) (5)          244,890
                                                                                                  (134,596) (8)
                                                                                                   157,300  (8)
                                                                                                    18,700  (3)
                                                                                                      (594)(10)
                                                                       ----------     --------   ---------            ----------
                                                                       $1,657,007     $538,419   $ (86,719)           $2,108,707
                                                                       ==========     ========   =========            ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
    Current maturities of long-term debt                               $    2,481                                     $    2,481
    Accounts payable, trade                                                78,538     $  7,588                            86,126
    Payables to affiliates                                                             210,903   $(210,903) (5)
    Accrued liabilities                                                    58,775       22,958      16,500  (9)           98,233
    Advance billings                                                       44,723                                         44,723
    Billings on uncompleted contracts in excess of
        costs and estimated earnings                                       14,132                                         14,132
                                                                       ----------     --------   ---------            ----------
        Total current liabilities                                         198,649      241,449    (194,403)              245,695

 Long-term debt                                                           268,763                  150,000  (2)          476,763
                                                                                                    58,000  (2)
 Other obligations                                                        163,922                   26,758  (3)          148,702
                                                                                                   (41,978) (4)
 Deferred income taxes                                                    128,492       36,423     (36,423) (5)          128,266
                                                                                                      (226)(10)
                                                                       ----------     --------   ---------            ----------
        Total liabilities                                                 759,826      277,872     (38,272)              999,426

 Commitments and contingencies
 Mandatorily redeemable convertible preferred securities                   86,250                                         86,250

 Stockholders' equity:
    Common stock, $.001 par value; 200 million shares authorized;
        70,398,974 historical shares issued and outstanding
        (79,106,667 pro forma shares issued and outstanding)                   70                        9 (12)               79
    Additional paid-in capital                                            611,861      261,151    (261,151)(11)          824,320
                                                                                                   212,459 (12)
    Notes receivable - employee stockholders                               (1,499)                                        (1,499)
    Accumulated other comprehensive income (loss)                             288         (604)        604 (11)              288
    Retained earnings                                                     200,928                     (368)(10)          200,560
    Treasury stock 75,739 common shares at cost                              (717)                                          (717)
                                                                       ----------     --------  ----------            ----------
        Total stockholders' equity                                        810,931      260,547     (48,447)            1,023,031
                                                                       ----------     --------  ----------            ----------
                                                                       $1,657,007     $538,419  $  (86,719)           $2,108,707
                                                                       ==========     ========  ==========            ==========


              The accompanying notes are an integral part of these
               pro forma combined condensed financial statements.

         Unaudited Pro Forma Combined Condensed Statement of Operations
                         Six Months Ended June 30, 2001
                    (in thousands, except per share amounts)



                                                                  Historical                   Pro Forma
                                                            -----------------------   ------------------------------
                                                                                          POI               Hanover
                                                             Hanover        POI(a)    Adjustments          Combined
                                                            ----------     --------   -----------          ---------
 Revenues and other                                           $482,842     $ 79,486                         $562,328
 Expenses:
       Operating                                               293,147       41,312     $ (2,166)(d)         332,293
       Selling, general and administrative                      42,635        6,053                           48,688
       Depreciation and amortization                            35,928        9,104       (9,104)(e)          43,416
                                                                                           4,100 (f)
                                                                                           3,388 (g)
       Leasing expense                                          30,927                    13,908 (i)          48,183
                                                                                          11,676 (i)
                                                                                          (8,328)(j)
       Interest expense                                          5,963                     6,375 (k)          12,338
       Distributions on mandatorily redeemable
         convertible preferred securities                        3,187                                         3,187
       Other                                                     3,007                                         3,007
                                                              --------      -------     ---------           --------
                                                               414,794       56,469       19,849             491,112
                                                              --------      -------     ---------           --------
 Income before income taxes                                     68,048       23,017      (19,849)             71,216
 Provision (benefit) for income taxes                           25,851        8,737       (7,526)(l)          27,062
                                                              --------      -------     ---------           --------
 Income before cumulative effect of accounting change         $ 42,197      $14,280     $(12,323)           $ 44,154(o)
                                                              ========      =======     =========           ========
 Weighted average common and common equivalent shares
   outanding:
       Basic                                                    68,555                     8,708 (m)          77,263
       Diluted                                                  77,557                     8,708 (m)          86,265

 Earnings per common share:
       Basic                                                  $   0.62                                      $   0.57
       Diluted(n)                                             $   0.57                                      $   0.53


                 The accompanying notes are an integral part of
            these pro forma combined condensed financial statements.

         Unaudited Pro Forma Combined Condensed Statement of Operations
                          Year Ended December 31, 2000
                    (in thousands, except per share amounts)

                                                                                                                 Pro Forma
                                                                                            --------------------------------------
                                                                       Historical                POI &
                                                             ----------------------------   Sale-leaseback    CSD-DR     Hanover
                                                              Hanover    POI(a)   CSD-DR     Adjustments   Adjustments   Combined
                                                             ---------  -------- --------   ------------- ------------- ----------
 Revenues and other                                           $603,829  $147,364  $61,056                   $(4,592)(b)   $807,657
 Expenses:
       Operating                                               342,545    78,129   52,263   $ (4,698)(d)     (5,368)(b)    458,325
                                                                                                             (3,418)(c)
                                                                                                             (1,128)(d)
       Selling, general and administrative                      54,606    13,445    7,578                      (957)(c)     74,672
       Depreciation and amortization                            52,882    18,555             (18,555)(e)      4,375 (c)     73,617
                                                                                               8,200 (f)     (4,375)(e)
                                                                                               6,777 (g)      4,606 (f)
                                                                                                              1,152 (h)
       Leasing expense                                          45,484                        27,817 (i)                    81,359
                                                                                              23,352 (i)
                                                                                             (15,294)(j)
       Interest expense                                          8,473              1,774     12,750 (k)     (1,774)(e)     26,801
                                                                                                              5,578 (k)
       Distributions on mandatorily redeemable
          convertible preferred securities                       6,369                                                       6,369
                                                              --------  --------  -------   --------        --------      --------
                                                              $510,359   110,129   61,615     40,349         (1,309)       721,143
                                                              --------  --------  -------   --------        --------      --------
 Income (loss) before income taxes                              93,470    37,235     (559)   (40,349)        (3,283)        86,514
 Provision (benefit) for income taxes                           34,771    14,166      200    (15,325)(l)     (1,629)(l)     32,183
                                                              --------  --------  -------   ---------       --------      --------
 Net income (loss)                                            $ 58,699  $ 23,069  $  (759)  $(25,024)       $(1,654)      $ 54,331
                                                              ========  ========  ========  =========       ========      ========

 Weighted average common and common equivalent shares
   outstanding:
       Basic                                                    61,831                         8,708 (m)      1,947 (m)     72,486
       Diluted                                                  71,192                         8,708 (m)      1,947 (m)     81,847

 Earnings per common share:
       Basic                                                   $  0.95                                                    $   0.75
       Diluted (n)                                             $  0.88                                                    $   0.71


                 The accompanying notes are an integral part of
            these pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS
OF HANOVER COMPRESSOR COMPANY

         The accompanying unaudited pro forma combined condensed financial statements for Hanover have been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of Hanover for the year ended December 31, 2000 and the historical unaudited consolidated financial statements for the six months ended June 30, 2001. The historical information for POI has been obtained from the historical combined financial statements of POI for the year ended December 31, 2000 and the historical unaudited combined financial statements of POI for the six months ended June 30, 2001 included in this Current Report on Form 8-K/A. The historical information for CSD-DR is for the eight months ended August 31, 2000. Historical financial statements for CSD-DR as of June 30, 2000 and December 31, 1999 have been included in Hanover's Current Report on Form 8-K/A dated November 13, 2000.

         The POI purchase price allocation is based on preliminary assumptions and estimates which will change as more information becomes available following the completion of third party valuations of the acquired assets. Therefore, the Pro Forma Financial Statements are based on certain assumptions and preliminary estimates that are subject to change. The Pro Forma Statements of Operations do not purport to be indicative of the results which would actually have been obtained had the acquisitions been completed on the date indicated or which may be obtained in the future.

         In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No.142, Goodwill and Other Intangible Assets. Under SFAS No.142, amortization of goodwill to earnings will be discontinued. However, goodwill will be reviewed for impairment annually or whenever events indicate impairment may have occurred. SFAS No.142 is effective for Hanover on January 1, 2002. However, under the transition provisions of SFAS 142, goodwill acquired in a business combination for which the acquisition date is after June 30, 2001, will not be amortized. Since the acquisition of POI was consummated after June 30, 2001, the estimated goodwill recognized in these pro forma financial statements related to the POI acquisition has not been amortized in the pro forma combined condensed statements of operations. The goodwill related to business combinations completed before June 30, 2001 continues to be amortized in the pro forma combined condensed statements of operations since Hanover has not adopted SFAS 142.

         The pro forma adjustments to the accompanying Pro Forma Combined Condensed Balance Sheet are described below:

1) Reflects the elimination of POI's cash balance that was retained by Schlumberger pursuant to the purchase agreement.

2) Total consideration paid by Hanover to acquire POI and related assets consists of $270 million in cash, common stock with a nominal value of $283 million, a $150 million subordinated acquisition note and a payment of $58 million due upon the completion of a refinancing of a South American joint venture acquired by Hanover. If the joint venture fails to execute the refinancing on or before December 31, 2002, Hanover will be obligated to either put its interest in such joint venture back to Schlumberger or make the joint venture payment using other funds. The purchase price is subject to certain post-closing adjustments and a contingent payment by Hanover to Schlumberger based on the realization of certain tax benefits by Hanover over the next 15 years.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS --(Continued)

3) Estimated proceeds from the $567 million Sale-leaseback Transaction, net of $18.7 million estimated transaction costs recorded as deferred lease transaction costs and amortized over the respective lives of the operating lease agreements between Hanover and the Issuers. The net book value of the equipment sold to the Issuers is $540 million. An estimated deferred gain of $27 million was recorded on the sale.

4) Reflects Hanover's exercise of its equipment purchase option under the 1998 operating lease. As a result of the purchase, the deferred gain of $42 million recorded at the inception of the 1998 operating lease was reversed against Hanover's cost basis in the equipment.

5) Reflects the elimination of certain assets and liabilities that were retained by Schlumberger pursuant to the agreement.

6) Reflects the removal of the historical cost of POI's property, plant and equipment and the recording of Hanover's preliminary estimate of the fair value of these assets. This estimated value could change upon completion of third party appraisals of the acquired assets.

7) Represents Hanover's preliminary estimate of the excess of total purchase price over the allocated fair value of the tangible and identifiable intangible net assets acquired. This estimated amount of goodwill could differ from the actual amount recorded upon completion of third party valuations of the acquired assets and the purchase price adjustment.

8) Reflects the removal of the historical cost of POI's long-term investments and the recording of Hanover's preliminary estimate of the fair value of these long-term investments which totals $147 million. The long-term investments represent certain South American joint venture interests owned by POI. This entry also reflects the recording of the estimated value of identifiable intangibles of $10.3 million. These estimated values could change upon completion of third party valuations of the acquired assets.

9) Reflects the accrual of estimated transaction costs related to the acquisition of POI.

10) Reflects the write off of unamortized deferred lease transaction costs of $594,000, net of income taxes of $226,000, relating to the 1998 operating lease.

11)  Reflects the elimination of POI's historical equity balance.

12) Reflects the issuance of 8.7 million restricted shares of Hanover common stock as part of the purchase consideration. The ultimate number of shares issued under the purchase agreement was determined based on $283 million divided by the 30 day average closing price of Hanover common stock as defined under the agreement and subject to a collar of $41.50 and $32.50. The estimated fair value of the stock to be issued was $212.5 million, based on the market value of the shares at the time the number of shares to be issued was determined reduced by an estimated 20% discount due to the restrictions on the stock's marketability. The total number of shares of Hanover common stock that was issued for the POI acquisition was 8.7 million shares.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS --(Continued)

The pro forma adjustments to the accompanying Pro Forma Combined Condensed Statements of Operations are described below:

a) The historical results of operations of POI have been reclassified to conform with Hanover's presentation. These reclassifications had no impact on net income.

b) Reflects the adjustment to CSD-DR's historical revenue and operating expenses to conform to Hanover's accounting policy to recognize revenue from compressor and equipment fabrication utilizing the percentage-of-completion method. CSD-DR recognized revenue from compressor and equipment fabrication on the completed contract method.

c) Reflects the reclassification of CSD-DR's depreciation expense to conform to Hanover's financial statement presentation.

d) Reflects the reversal of certain POI and CSD-DR historical operating expenses to conform to Hanover's accounting policies for capitalization of fixed assets.

e) Reflects the elimination of POI and CSD-DR historical depreciation and amortization expense and interest expense.

f) Reflects the depreciation expense on the fair value of POI and CSD-DR's property, plant and equipment. The preliminary estimate of the fair value of POI's property, plant and equipment is $489 million which could change following the completion of third party valuations of the acquired assets. The depreciation for POI was based on the estimated value of property, plant and equipment acquired, net of the sale of $366 million of compression equipment to the Issuers. The recorded fair value of CSD-DR's property, plant and equipment was $121 million. For the purposes of this adjustment, Hanover utilized a fifteen-year average depreciable life and a twenty-percent salvage value for compression equipment. There estimates are consistent with Hanover's estimate for similar equipment and facilities for the periods included in these pro forma combined condensed financial statements.

g) Reflects the amortization of $10.3 million of identifiable intangibles over the estimated lives of these intangible assets which ranges from two to five years. The estimated value of and the estimated life of the intangible assets could change upon completion of third party valuations of the acquired assets. In addition, this adjustment reflects the amortization of the excess of the estimated fair value of the joint venture investments acquired from Schlumberger over Hanover's share of the underlying net assets, which is currently estimated to be approximately $12 million. This balance will be amortized over a period of 15 years, which reflects the estimated lives of the joint venture agreements.

h) Reflects the amortization of approximately $35 million of goodwill recorded from the acquisition of CSD-DR. The goodwill is being amortized over a 20-year period on a straight-line basis.

i) Reflects the operating lease expenses related to the sale and lease back of equipment from the Issuers, including the amortization of estimated deferred lease transaction costs of $10.7 million over the seven year lease term and $8.0 million over the ten year lease term with interest rates of 8 1/2% and 8 3/4% on the 2008 and 2011 notes, respectively.

NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL STATEMENTS --(Continued)

j) Reflects the reversal of the historical leasing expense related to the 1998 operating lease, including the amortization of the related deferred lease transaction costs.

k) Reflects the interest expense resulting from the $150 million subordinated acquisition note issued to Schlumberger and approximately $112 million of borrowings on Hanover's credit facility in connection with the acquisition of CSD-DR. The interest rate on the subordinated acquisition note is initially set at 8.5%. The interest rate on Hanover's credit facility at the date of the CSD-DR acquisition was approximately 7.5%.

l) Reflects the adjustment to the pro forma combined provision for income taxes related to the foregoing adjustments based on the statutory rate.

m) Reflects the additional weighted average common and common equivalent shares outstanding as if the common stock issued for the acquisition of POI and the common stock issued for the acquisition of CSD-DR occurred on January 1, 2000. The total number of shares of Hanover common stock that were issued for the POI acquisition was 8.7 million shares.

n) For the purposes of calculating diluted net income per share, the distributions on mandatorily redeemable convertible preferred securities have been added back to net income. The after tax impact of this adjustment was $2.1 million and $4.1 million for the six months ended June 30, 2001 and the year ended December 31, 2000, respectively.

o) Excludes the write off of unamortized deferred lease transaction costs of $594,000, net of income taxes of $226,000, relating to the 1998 operating lease.

                                                                   EXHIBIT INDEX


Exhibit
Number
------


23.1     Consent of Independent Accountants